SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 Or 15(D) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): August 18, 2000

                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                            0-21249                     22-3423087
(State or other                     (Commission                 (IRS Employer
jurisdiction of                     File Number)                Identification
incorporation)                                                  Number)

250 North Military Trail, Suite 350, Boca Raton, Florida              33431
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (561) 997-0323

                                       n/a
             (Former name or address, if changed since last report)

      Item 5. Other Events

      On March 20, 2000, Grand Court Lifestyles, Inc. (the "Company") filed a petition for reorganization in the United States Bankruptcy Court, District of New Jersey (the "Court") under Chapter 11 of the United States Bankruptcy Code.

      On August 18, 2000, the Company submitted its Monthly Operating Report for July, 2000 to the Court, a copy of which is attached hereto as Exhibit 99.1. Exhibits, ledgers, and bank statement information attached to the Monthly Operating Report may be obtained from the Court.

      On August 21, 2000, the Court granted the Company's request to extend its exclusive right to file a plan of reorganization through September 21, 2000. While the Company intends to request further extensions of the exclusivity period if necessary, there can be no assurance that the Bankruptcy Court will grant such further extensions. If the exclusivity period were to expire or be terminated, other interested parties, such as creditors of the Company, would have the right to propose alternative plans of reorganization.

      Item 7. Exhibits

            99.1 Monthly Operating Report of the Company for June, 2000.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GRAND COURT LIFESTYLES, INC.


                      By: /s/ John Luciani
                              JOHN LUCIANI,
                              Chairman of the Board and Chief Executive Officer

Dated: August 22, 2000